UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 26, 2016

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2016, Gary B. Sabin notified Extra Space Storage Inc. (the “Company”) that he will retire from the Company’s board of directors, effective as of May 24, 2016, the date of the Company’s 2016 annual meeting of stockholders. Mr. Sabin received and accepted a full-time assignment as a General Authority Seventy, a senior leadership position with The Church of Jesus Christ of Latter-day Saints. The new assignment will render Mr. Sabin unavailable to fulfill his responsibilities as a director for the term expiring at the Company’s 2017 annual meeting of stockholders. Mr. Sabin’s decision to retire from the board did not result from any disagreement with the Company concerning any matter relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: April 27, 2016	By	/s/ Gwyn McNeal
		Name:	Gwyn McNeal
		Title:	Executive Vice President and Chief Legal Officer